EXHIBIT 23

                    CONSENT TO INCORPORATION BY REFERENCE

We consent to the incorporation by reference in the Registration Statements of Minnesota Mining and Manufacturing Company on Form S-8 (Registration Nos. 33-14791, 33-48690, 33-58763, 33-49842, 33-58767 and
2-78422) and Form S-3 (Registration No. 33-48089), of our report dated February 12, 1996, on our audits of the consolidated financial statements of Minnesota Mining and Manufacturing Company and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in this Annual Report on Form 10-K.



                              /s/ COOPERS & LYBRAND L.L.P.

                              COOPERS & LYBRAND L.L.P.

St. Paul, Minnesota
March 8, 1996